Exhibit 99.1

Wonder Auto Reports Its Third Quarter 2009 Financial Results

JINZHOU CITY, China, November 2, 2009  — Wonder Auto Technology, Inc. (Nasdaq: WATG) (“Wonder Auto” or “the Company”), a leading manufacturer of automotive electric parts, suspension products and engine components in China, today announced its financial results for the third quarter ended September 30, 2009.

Highlights:

•
$59.0 million sales revenue for the third quarter of 2009, an increase of 50.2% from the same quarter of last year; $41.0 million organic sales revenue in China, an increase of 24.1% on year-over-year basis excluding acquisition contribution.

•	$6.5 million net income, or $0.24 per share on a basic and diluted basis, for the third quarter of 2009, an increase of 2.4% from the same period of last year;

•
On a non-GAAP basis, net income for the third quarter of fiscal 2009 increased 25.8% to $6.9 million, or $0.26 per share, on a basic and diluted basis, as compared with a non-GAAP net income of $5.5 million, or $0.20 per share, for the third quarter of fiscal 2008. Non-GAAP net income excludes non-cash exchange gain/loss in connection with a loan denominated in Euro.

Business outlook
We project approximately $208 million sales revenue and $23 million net income attributable to our common stockholders for the whole year ended December 31, 2009.

Financial performance
Sales Revenue.  Sales revenue increased by approximately $19.7 million, or 50.2%, to approximately $59.0 million for the three months ended September 30, 2009, compared with $39.3 million of the same period last year. This increase was mainly attributable to the $12.9 million in additional revenues generated in the third quarter of 2009 by recently acquired subsidiary, Jinan Worldwide and increased sales volume of starter and alternator products in the third quarter of 2009 due to the high market demand.

Gross Profit. Gross profit increased by approximately $3.8 million, or 37.8%, to approximately $14.0 million for the three months ended September 30, 2009, compared with approximately $10.1 million for the same period in 2008 as a result of increased demand for and sales of alternator and starter products and the consolidation of the operating results of Jinan Worldwide which contributed $3.7 million to gross profit. Gross margin was 23.7% for the three-month period ended September 30, 2009, as compared to 25.8% of the same period in 2008.  Such decrease was mainly due to a larger portion of sales revenue was generated from alternators and starters for small-to-mid displacement engine vehicles which generally have a lower margin than alternators and starters for large displacement engine vehicle.

Total Operating Expenses.  Total operating expenses increased by approximately $1.8 million, or 54.3%, to approximately $5.2 million for the three months ended September 30, 2009, compared with approximately $3.3 million for the same period in 2008.  As a percentage of sales revenue, total expenses increased to 8.8% for the three months ended September 30, 2009, compared from 8.5% for the same period in 2008.

Net finance cost. Net finance cost was $1.5 million for the three months ended on September 30, 2009 as compared to a net finance income of $139,381for the same period last year. The Company has an outstanding loan of EUR8.3 million from DEG - Deutsche Investitions - und Entwicklungsgesellschaft mbH, (the “DEG Loan”). Since the DEG Loan is denominated in Euro, with the depreciation of RMB against Euro, the Company incurred a $439,746 non-cash exchange loss during the three months ended September 30, 2009. In contrast, the Company had a non-cash exchange gain of approximately $1.0 million for the same period of 2008.

Income Taxes. Income taxes increased $307,503 to $939,622 during the three months ended September 30, 2009 from $632,570 during the same period in 2008. The income taxes increase is mainly due to the increase in income and the change in tax rate for the Company’s subsidiary Jinzhou Wanyou. Jinzhou Wanyou was exempted from the PRC enterprise income tax in 2008 and its EIT rate increased to 12.5% in 2009.

Net Income. Net income increased by $153,483, or 2.4%, to approximately $6.5 million during the three months ended September 30, 2009 from approximately $6.4 million during the same period in 2008.

Events overview
On September 28, 2009, Wonder Auto’s subsidiary Jinzhou Halla entered into a joint development agreement with Shenzhen BYD Auto Company Limited (“Shenzhen BYD”) to design and develop alternator prototypes for Shenzhen BYD’s F3/F3R sedan models, which have engine sizes between 1.3 liter and 1.5 liter, and are among the top ten best-selling models in China in the first nine months in 2009. Sample deliveries are expected to start in November 2009 for testing.

On September 22, 2009, Wonder Auto’s subsidiary Jinzhou Wanyou Mechanical Parts Co., Ltd. acquired Friend Birch Limited and its China-based operating subsidiaries, Jinzhou Jiade Machinery Co., Ltd. and Jinzhou Lida Auto Parts Co., Ltd. Jinzhou Jiade Machinery and Jinzhou Lida Auto Parts manufacture and sell gas spring shafts and other thin mechanical shafts products, automotive springs and gas springs, and prior to the acquisition were among Wonder Auto’s key suppliers of those products. As part of the transaction, Jinzhou Wanyou also acquired all proprietary technologies of Friend Birch Limited’s rods and shafts technology center in Brazil.

Wonder Auto recently entered into an investment option agreement with the shareholders of Jinzhou Wonder Alternative Energy Vehicle Technology Co., Ltd. (“Jinzhou AEV”), which allows Wonder Auto to acquire a 10% ownership interest in Jinzhou AEV by the end of 2009 and grants the Company a right of first refusal to acquire a greater ownership interest in Jinzhou AEV. In addition, Wonder Auto will be the preferred supplier of motors to Jinzhou AEV. Jinzhou AEV is a manufacturer of electric and alternative energy vehicles, including electric sedans, taxis, minivans, pick-ups, freight cars, tourist coaches, golf carts and motorized bikes. Wonder Auto’s CEO and chairman, Mr. Qingjie Zhao, is a 60% owner of Jinzhou AEV.

Mr. Qingjie Zhao, Chairman and Chief Executive Officer of Wonder Auto commented, “In the process of fighting against the world economy recession, significant changes have taken place in the auto industry. As the 10 million sales target has achieved in China auto market during October, people begin to turn their focuses to China’s economy recovery. We have achieved our preliminary goals for adjustments to response to the financial crisis, thus reinforced our competitiveness in the markets.”

Conference call
The company will host a conference call on Monday, November 2 at 8:00 a.m. U.S. Eastern Daylight time. A question and answer session will follow management's presentation. Mr. Qingjie Zhao (Chairman & CEO), Mr. Ryan Yuan (CFO), Mr. Patrick Sun (Investor Relations Manager) and Mr. Rui Wang (Assistant CFO) will be the primary speakers for the call.

To participate, please call the following numbers ten minutes before the call start time:

Phone number:	+1 866 242 1388	(United States)
Phone number:	+852 800 968 831	(Hong Kong)
Phone number:	+86 10 800 264 0084	(China, China Telecom)
Phone number:	+86 10 800 640 0084	(China, NetCom Users)
Phone number:	+44 08082347860	(United Kingdom)
Conference ID:	38225903

A live webcast of the conference call will be available on the investor relations page of Wonder Auto's web site at http://www.watg.cn.

Non-GAAP Financial Measures and Related Reconciliation

To supplement the Company’s financial results presented in accordance with GAAP, the Company provides non-GAAP net income and non-GAAP net income per share data on a basic and diluted basis. The presentation of these non-GAAP financial measures should be considered in addition to the Company’s GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company’s non-GAAP measures may be different from non-GAAP measures used by other companies. The Company’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain exchange gains and losses that may not be indicative of the Company’s business operating results. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance. These non-GAAP financial measures also facilitate comparisons to the Company’s historical performance and its competitors' operating results. The Company includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Non-GAAP measures are reconciled to comparable GAAP measures in the table below:

	Three Months Ended September 30,
	2009		2008
Calculation of non-GAAP net income:
GAAP net income	$6.5 mil		$6.4 mil
Foreign exchange (loss) gain:	$(0.4 mil	)	$1.0 mil
Non-GAAP net income	$6.9 mil		$5.5 mil
Basic and diluted non-GAAP net income per share	$0.26		$0.20
Shares used in the calculation of non-GAAP net income per share – basic and diluted	26,959,994		26,959,994

About Wonder Auto

Based in Jinzhou City, Liaoning, China, Wonder Auto Technology, Inc., through its Chinese subsidiaries, designs, develops, manufactures and sells automotive electrical parts, suspension products and engine components. Wonder Auto ranked second and third in sales revenue in the Chinese market for automobile alternators and starters in 2008, respectively. Wonder Auto’s products are used in a wide range of passenger and commercial automobiles with special focus on the fast-growing small- to medium-engine passenger vehicle market. For more information, please log on http://www.watg.cn.

Safe harbor statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the market for our products, as well as all assumptions, expectations, predictions, intentions or beliefs about our relative strength and about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “believe,” “expect,” “may,” “should,” “potential,” “continue,” “anticipate,” “future,” “intend,” “plan,” “believe,” “is/are likely to,” “estimate” or similar expressions. Such information is based upon assumptions and expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions and expectations are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward- looking statements contained in this press release, except as required under applicable law. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov. All information provided in this press release and in the attachments is as of the date of this press release.

Wonder Auto Technology, Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
For the three and nine months ended September 30, 2009 and 2008

	Three months ended		Nine months ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
	2009	2008	2009	2008

Sales revenue	$58,961,604	$39,265,821	$148,588,838	$107,041,424
Cost of sales	45,007,159	29,139,968	112,320,802	79,238,857

Gross profit	13,954,445	10,125,853	36,268,036	27,802,567

Operating expenses
Administrative expenses	2,594,285	1,676,857	7,662,331	4,444,210
Research and development expenses	487,572	459,804	1,408,479	1,128,026
Selling expenses	2,080,438	1,209,170	4,811,601	2,912,020

	5,162,295	3,345,831	13,882,411	8,484,256

Income from operations	8,792,150	6,780,022	22,385,625	19,318,311
Other income	149,146	107,023	827,043	520,349
Government grants	397,277	-	749,815	-
Net finance (costs)/income - Note 3	(1,481,640)	139,381	(3,511,726)	(1,380,951)
Equity in net income of an unconsolidated affiliate	-	567,802	-	792,924

Income before income taxes and noncontrolling interests	7,856,933	7,594,228	20,450,757	19,250,633
Income taxes - Note 4	(939,622)	(632,570)	(2,492,651)	(1,859,813)

Net income before noncontrolling interests	6,917,311	6,961,658	17,958,106	17,390,820
Net income attributable to noncontrolling interests	(410,290)	(608,120)	(903,823)	(1,785,599)

Net income attributable to Wonder Auto Technology, Inc. common stockholders	$6,507,021	$6,353,538	$17,054,283	$15,605,221

Net income before noncontrolling interests	$6,917,311	$6,961,658	$17,958,106	$17,390,820
Other comprehensive income
Foreign currency translation adjustments	167,348	185,858	112,056	4,448,672

Comprehensive income	7,084,659	7,147,516	18,070,162	21,839,492
Comprehensive income attributable to noncontrolling interests	(421,159)	(623,982)	(904,590)	(2,372,767)

Comprehensive income attributable to Wonder Auto Technology, Inc. common stockholders	$6,663,500	$6,523,534	$17,165,572	$19,466,725

Earnings per share attributable to Wonder Auto Technology, Inc. common stockholders: basic and diluted	$0.24	$0.24	$0.63	$0.58

Weighted average number of shares outstanding: basic and diluted	26,959,994	26,959,994	26,959,994	26,959,994

Wonder Auto Technology, Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2009 and December 31, 2008

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

ASSETS
Current assets
Cash and cash equivalents	$21,419,751	$8,159,156
Restricted cash	21,283,623	24,181,645
Trade receivables, net	50,640,997	46,571,619
Bills receivable	21,351,329	8,388,926
Other receivables, prepayments and deposits	9,225,466	16,408,304
Inventories - Note 5	46,916,547	44,016,192
Amount due from Hony Capital	-	7,637,216
Income tax recoverable	-	289,000
Deferred taxes	1,204,625	1,075,766

Total current assets	172,042,338	156,727,824
Intangible assets - Note 6	22,097,408	22,062,560
Property, plant and equipment, net - Note 7	71,883,262	69,131,579
Land use rights	10,206,638	10,391,527
Deposit for acquisition of property, plant and equipment	2,554,387	3,845,774
Deferred taxes	628,382	870,500

TOTAL ASSETS	$279,412,415	$263,029,764

`
Wonder Auto Technology, Inc.
Condensed Consolidated Balance Sheets (Cont’d)
As of September 30, 2009 and December 31, 2008

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

LIABILITIES AND EQUITY

LIABILITIES
Current liabilities
Trade payables	$30,633,985	$21,616,932
Bills payable	31,161,376	31,247,100
Other payables and accrued expenses	13,540,880	20,465,014
Provision for warranty - Note 8	2,581,872	2,377,620
Payable to Hony Capital	-	10,187,216
Income tax payable	602,290	-
Secured borrowings - Note 9	54,010,768	44,055,803
Early retirement benefits cost	371,247	419,301

Total current liabilities	132,902,418	130,368,986
Secured borrowings - Note 9	18,577,971	16,054,478
Deferred revenue - government grants	3,382,726	2,806,777
Early retirement benefits cost	519,895	798,115

TOTAL LIABILITIES	155,383,010	150,028,356

COMMITMENTS AND CONTINGENCIES - Note 10

STOCKHOLDERS’ EQUITY
Preferred stock: par value $0.0001 per share; authorized 10,000,000 shares in 2009 and 2008; none issued and outstanding	-	-
Common stock: par value $0.0001 per share Authorized 90,000,000 shares in 2009 and 2008; issued and outstanding 26,959,994 shares in 2009 and 2008	2,696	2,696
Additional paid-in capital - Note 2	67,711,999	71,349,599
Statutory and other reserves	7,944,120	7,628,541
Accumulated other comprehensive income	9,609,908	8,424,270
Retained earnings	31,708,870	14,654,587

TOTAL WONDER AUTO TECHNOLOGY, INC. STOCKHOLDERS’ EQUITY	116,977,593	102,059,693

NONCONTROLLING INTERESTS	7,051,812	10,941,715

TOTAL EQUITY	124,029,405	113,001,408

TOTAL LIABILITIES AND EQUITY	279,412,415	$263,029,764

Wonder Auto Technology, Inc.
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2009 and 2008

	Nine months ended
	September 30,
	(Unaudited)
	2009	2008
Cash flows from operating activities
Net income attributable to Wonder Auto Technology, Inc. common stockholders	$17,054,283	$15,605,221
Adjustments to reconcile net income attributable to Wonder Auto Technology, Inc. common stockholders to net cash provided by operating activities:
Depreciation	4,239,790	2,248,751
Amortization of intangible assets and land use rights	297,888	85,162
Deferred taxes	111,617	(208,858)
Loss (gain) on disposal of property, plant and equipment	59,490	(1,205)
Provision for doubtful debts	303,738	(4,020)
Provision of obsolete inventories	26,149	43,671
Exchange loss (gain) on translation of monetary assets and
liabilities	387,701	(828,205)
Equity net income of a non-consolidated affiliate	-	(792,924)
Share-based payment compensation	-	109,772
Noncontrolling interests	903,823	1,785,599
Deferred revenue amortized	(193,408)	-
Changes in operating assets and liabilities :
Trade receivables	(4,366,425)	(15,303,061)
Bills receivable	(11,649,801)	6,302,977
Other receivables, prepayments and deposits	1,694,880	(1,860,072)
Inventories	(2,926,673)	(6,365,418)
Trade payables	9,010,565	3,254,639
Other payables and accrued expenses	(4,604,814)	(1,584,738)
Amount due from a related company	-	78,516
Early retirement benefit costs	(325,977)	-
Provision for warranty	203,981	542,873
Income tax payable	886,176	(9,835)

Net cash flows provided by operating activities	$11,112,983	$3,098,845

See the accompanying notes to condensed consolidated financial statements

Wonder Auto Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Cont’d)
For the nine months ended September 30, 2009 and 2008

	Nine months ended September 30,
	(Unaudited)
	2009	2008
Cash flows from investing activities
Payments to acquire intangible assets	$(146,600)	$(7,080)
Payments to acquire and for deposit for acquisition of property, plant and equipment and land use right	(6,463,215)	(11,776,593)
Proceeds from sales of property, plant and equipment	29,125	100,988
Proceeds from sales of Money Victory Limited	5,950,000	-
Net cash paid to acquire Jinzhou Hanhua Electrical Systems Co., Ltd.	-	(3,042,676)
Net cash paid to acquire Money Victory Limited	-	(5,000,000)
Net cash paid to acquire Jinzhou Karham Co., Ltd.	-	(703,712)
Net cash paid to acquire Fuxin Huirui Mechanical Co., Ltd.	-	(140,990)
Net cash paid to acquire Yearcity	(9,936,057)	-
Net cash paid to acquire Jinzhou Wanyou Mechanical Parts Co., Ltd.	(1,705,437)	-

Net cash flows used in investing activities	(12,272,184)	(20,570,063)

Cash flows from financing activities
Dividend paid to Winning	-	(384,500)
Government grants received	769,006	-
Decrease in bills payable	(1,381,350)	(4,819,593)
Decrease in restricted cash	2,888,474	4,011,467
Proceeds from secured borrowings	64,274,001	15,631,122
Repayment of secured borrowings	(52,193,550)	(9,196,570)

Net cash flows provided by financing activities	14,356,581	5,241,926

Effect of foreign currency translation on cash and cash equivalents	63,215	980,483

Net increase (decrease) in cash and cash equivalents	13,260,595	(11,248,809)

Cash and cash equivalents - beginning of period	8,159,156	26,102,993

Cash and cash equivalents - end of period	$21,419,751	$14,854,184

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	$3,382,425	$1,346,694
Income taxes	$1,489,450	$1,656,577

Non-cash investing and financing activities:
Settlement of amount due to Hony Capital II, L.P. (“Hony Capital”) by offsetting with amount due from Hony Capital	$7,626,804	$-

For more information, please contact:

Patrick Sun
Investor Relations Manager
Tel:   +86-10-8478-5339
Cell:  +86-153-1161-1742
Email: ir@watg.cn